                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
          of the Securities Exchange Act of 1934 (Amendment No.     )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 EVEREN CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant As Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(*):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)  Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.
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     (3) Filing party:
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     (4) Date filed:
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---------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                           EVEREN CAPITAL CORPORATION
                              77 West Wacker Drive
                          Chicago, Illinois 60601-1694

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1999

                                                                  March 31, 1999

To the Holders of Common Stock of
EVEREN Capital Corporation:

    The Annual Meeting of Holders of Common Stock of EVEREN Capital Corporation ("EVEREN") will be held in the 22nd floor conference room of EVEREN's corporate headquarters at 77 West Wacker Drive, Chicago, Illinois 60601 on Thursday, May 6, 1999 at 10:00 a.m. Chicago time for the following purposes:

    (1) To elect ten (10) Directors, each to serve until the next annual meeting of stockholders or until his or her successor is elected and qualified;

    (2) To ratify the appointment of Deloitte & Touche LLP as EVEREN's independent accountants for 1999;

    (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has determined that only stockholders of record of EVEREN's Common Stock as of the close of business on March 18, 1999 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Janet L. Reali
                                          SENIOR EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

                           EVEREN CAPITAL CORPORATION
                              77 West Wacker Drive
                          Chicago, Illinois 60601-1694

                      PROXY STATEMENT DATED MARCH 31, 1999
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 1999
                              GENERAL INFORMATION

    This proxy statement is being used in connection with the solicitation of proxies on behalf of the Board of Directors for use at the annual meeting of stockholders of EVEREN Capital Corporation ("EVEREN") on May 6, 1999. Only the holders of EVEREN's Common Stock, $.01 par value ("Common Stock"), are entitled to vote at the annual meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to stockholders on or about March 31, 1999.

    Proxy cards properly executed and received prior to the time of the annual meeting will be voted as directed. If a properly executed proxy card is received, but no direction is made, the proxy will be voted as the Board of Directors has recommended on any proposal for which no direction is indicated. Although a stockholder may have submitted a proxy, such stockholder may vote in person at the annual meeting if he or she desires. A stockholder voting by means of the enclosed proxy card has the power to revoke it at any time before it is exercised by delivering a written notice of revocation or a duly executed proxy bearing a later date to the corporate secretary of EVEREN at the address of EVEREN set forth above. Stockholders can also revoke a proxy by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

    Only holders of record as of the close of business on March 18, 1999, the record date for the determination of stockholders entitled to vote at the annual meeting, will be entitled to vote at the meeting. As of that record date, there were 35,391,566 shares of EVEREN's Common Stock issued and outstanding. Each share of Common Stock issued and outstanding on the record date entitles the holder to one vote on each matter to be acted upon at the annual meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the annual meeting.

    The expenses in connection with the solicitation of proxies will be borne by EVEREN. Solicitation will be made by mail, but may in some cases also be made by telephone or personal call by officers, directors or regular employees of EVEREN who will not be specially compensated for such solicitation. EVEREN may request brokerage houses and other nominees or fiduciaries to forward copies of EVEREN's proxy material and Annual Report to beneficial owners of stock held in their names, and may reimburse them for reasonable out-of-pocket expenses incurred in so doing. EVEREN has retained D.F. King & Co., Inc. to assist in distributing proxy material and Annual Reports to such brokerage houses and other nominees or fiduciaries for a fee not to exceed $750, plus reasonable expenses.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

    All ten of the incumbent directors have been nominated to stand for re-election. If elected, all ten shall hold office until the 2000 annual meeting of stockholders of EVEREN, or until their respective successors have been elected and qualified.

    The persons named on the enclosed proxy card (James R. Boris, Janet L. Reali and Arthur J. McGivern) have agreed to represent stockholders submitting properly executed proxy cards and to vote FOR the election of the ten nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors, if any one or more of the nominees shall not be available for election, the persons named on the proxy card have agreed to vote for the election of such other nominees as may be proposed by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TEN NOMINEES.

    The names of the ten nominees for election at this annual meeting and the principal occupations of all such persons during the past five years are as follows:

            DIRECTOR                                                 BIOGRAPHY
---------------------------------  ------------------------------------------------------------------------------

JAMES R. BORIS...................  James R. Boris has been Chairman of the Board and Chief Executive Officer of
Age 54                               EVEREN since its inception in May 1995. Mr. Boris is Chairman of the Board
Director since 1995                  and Chief Executive Officer of EVEREN Securities, Inc. (a wholly-owned subsidiary of EVEREN) and has held such positions since January 1990. From
                                     January 1994 until September 1995, he was also an Executive Vice President of Kemper Corporation. From January 1990 until September 1995, he served on the board of directors of Kemper Financial Companies, Inc. and the boards of its major subsidiaries. Mr. Boris is also a director of Peoples Energy
                                     Corporation.

WILLIAM T. ESREY.................  William T. Esrey has been Chief Executive Officer of Sprint Corporation since
Age 59                               1985 and Chairman since 1990. He was also President of Sprint from 1985
Director since 1995                  until February 1996. He serves on the boards of Sprint, Duke Energy
                                     Corporation, Exxon Corporation and General Mills, Inc.

DONALD P. JACOBS.................  Donald P. Jacobs has been the Dean of the J. L. Kellogg Graduate School of
Age 71                               Management since 1975 and was named the Gaylord Freeman Distinguished
Director since 1998                  Professor of Finance at Northwestern University in 1979. He is also a director of Unicom Corporation and its subsidiary, Commonwealth Edison
                                     Company, Hartmarx Corporation, ProLogis Trust, Unocal Corporation and Terex
                                     Corporation.

JACK KEMP........................  Since 1993, Jack Kemp has been a co-director of Empower America, a public
Age 63                               policy and advocacy organization he co-founded in 1993. Prior to founding
Director since 1997                  Empower America, Mr. Kemp served for four years as Secretary of the U.S.
                                     Department of Housing and Urban Development. He received the Republican
                                     Party's nomination for Vice President in August 1996. In 1995 he was named chairman of the National Commission on Economic Growth and Tax Reform. Mr.
                                     Kemp also serves on the boards of American Bankers Insurance Group, Inc.,
                                     Carson Products Co., Oracle Corp. and Proxicom, Inc.

HOMER J. LIVINGSTON, JR..........  Homer J. Livingston, Jr. was Chief Executive Officer of The Chicago Stock
Age 63                               Exchange from January 1993 until he retired in May 1995, following a 30-year
Director since 1995                  career in the commercial and investment banking fields. Mr. Livingston previously served as Chairman and Chief Executive Officer of The Livingston
                                     Financial Group, a firm he started in 1988, that specialized in commercial bank restructuring. Prior to that, he held the positions of Executive Vice
                                     President of First National Bank of Chicago, Partner at Lehman Bros.,
                                     Partner at William Blair & Co., President and Chief Executive Officer of
                                     LaSalle National Bank and Trustee of Southern Pacific Railroad. Mr.
                                     Livingston serves as a board member of the Peoples Energy Corporation and
                                     American National Can Company.

            DIRECTOR                                                 BIOGRAPHY
---------------------------------  ------------------------------------------------------------------------------
STEPHEN G. MCCONAHEY.............  Stephen G. McConahey has been President and Chief Operating Officer of EVEREN
Age 55                               since its inception in May 1995. Mr. McConahey is President and Chief
Director since 1995                  Operating Officer of EVEREN Securities, Inc. and has held such positions since January 1994. He was Senior Vice President for Corporate and
                                     International Development of Kemper Corporation from 1990 through December
                                     1993. He was also Executive Vice President (Corporate and International
                                     Development) of Kemper Financial Services, Inc. from 1988 through December
                                     1993 and Senior Vice President of Kemper Financial Companies, Inc. from 1990 through 1993. Mr. McConahey is also a member of the Board of Trustees of
                                     AMLI Residential Properties Trust, a publicly-traded real estate investment trust that invests in multi-family properties.

JAMES J. O'CONNOR................  James J. O'Connor retired as Chairman of the Board and Chief Executive Officer
Age 62                               of Unicom Corporation in 1998. He joined Commonwealth Edison Company in
Director since November 1998         1963, became President in 1977, a director in 1978 and Chairman and Chief
                                     Executive Officer in 1980. In 1994, he was also named Chairman and Chief
                                     Executive Officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company. Mr. O'Connor is also a director of
                                     American National Can Company, Corning Incorporated, Tribune Company,
                                     Scotsman Industries, Smurfit-Stone Container Corporation and United
                                     Airlines.

SAMUEL K. SKINNER................  Mr. Skinner is Co-Chairman of Hopkins & Sutter (a Chicago law firm). He served
Age 60                               as President of Commonwealth Edison Company (one of the nation's largest
Director Nominee                     electrical utilities) from February 1993. He was also President of Unicom
                                     Corporation, Commonwealth Edison's holding company, since 1994. He retired from both positions and as a director of both corporations in March 1998. He was General Chairman of the Republican National Committee from August 1992 to January 1993, and Chief of Staff to the President of the United States
                                     from December 1991 to August 1992. Mr. Skinner is also a director of ANTEC
                                     Corporation, The LTV Corporation, Midwest Express Holdings, Inc., Stimsonite
                                     Corporation and Union Pacific Resources Group, Inc.

WILLIAM C. SPRINGER..............  William C. Springer is Executive Vice President of H.J. Heinz Company. He has
Age 59                               also held the title of President and Chief Executive Officer for Heinz
Director since 1995                  U.S.A. since 1989. In 1992, he was appointed President of Heinz North
                                     America, responsible for Heinz Canada and Heinz U.S.A. Additionally, in
                                     September of 1993, he was elected to the board of directors of H. J. Heinz
                                     Company. In 1997, he assumed responsibility for the Weight Watchers
                                     International operations of Heinz.

DONNA F. TUTTLE..................  Donna F. Tuttle has been President of Korn Tuttle Capital Group, a Los
Age 51                               Angeles, California investment consulting firm, since March 1992. From
Director since 1998                  January 1990 to March 1992, Ms. Tuttle was Chairman and Chief Executive
                                     Officer of Ayer Tuttle, a division of an international advertising agency.
                                     From 1983 to 1989, Ms. Tuttle served as U.S. Deputy Secretary of Commerce and Under Secretary of Commerce. Ms. Tuttle is also a director of Hilton
                                     Hotels Corp. and Phoenix Investment Partners Ltd.

                         BOARD OF DIRECTORS COMMITTEES

    COMPOSITION.  There are presently four standing committees of the Board of
Directors: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, although the Board of Directors may, from time to time, establish other committees. During 1998, five Board meetings, one Executive Committee, four Audit Committee, five Compensation Committee and two Nominating Committee meetings were held.

    EXECUTIVE COMMITTEE. The Executive Committee has the authority, in the intervals between meetings of the Board of Directors, to exercise all of the authority of the Board of Directors (including the power to declare dividends and approve mergers and consolidations pursuant to Section 253 of the Delaware General Corporation Law ("DGCL")), except for those matters that the DGCL or EVEREN's Restated Certificate of Incorporation reserves to the full Board of Directors. The Executive Committee is comprised of Mr. Boris (Chairman) and Messrs. Esrey, Livingston and McConahey.

    AUDIT COMMITTEE. The Audit Committee reports to the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of EVEREN and its subsidiaries (together the "Company"). The Audit Committee has general responsibility for oversight of financial controls, as well as the Company's accounting and audit activities. The Audit Committee annually reviews the qualifications of the independent auditors. The Audit Committee is composed entirely of outside directors who are not now, and have never been, officers of the Company. The Audit Committee consists of Mr. Livingston (Chairman) and Messrs. Jacobs, Kemp and Skinner.

    COMPENSATION COMMITTEE. The Compensation Committee is responsible for administering all of the Company's employee benefit and compensation plans. The Compensation Committee establishes corporate policy and programs with respect to the compensation of officers and employees of the Company, including establishing compensation programs, policies and practices, such as salary, cash incentives, long-term incentive compensation, stock purchase and other programs and making grants under such plans. No member of this committee will receive an award or payment under any employee plan, other than as described below. See "Compensation of Directors." The Compensation Committee is composed entirely of outside directors who are not now, and have never been, officers of the Company. The members of the Compensation Committee are Mr. Esrey (Chairman), Messrs. O'Connor and Springer, and Ms. Tuttle.

    NOMINATING COMMITTEE. The Nominating Committee considers and makes recommendations to EVEREN's Board of Directors with respect to the size and composition of the Board of Directors and Board committees and with respect to potential candidates for membership on the Board of Directors. Members of the Nominating Committee must be non-employee directors, and this committee is currently comprised of Mr. Springer (Chairman), Messrs. Esrey, Jacobs, Kemp, Livingston, O'Connor and Skinner, and Ms. Tuttle.

    The Nominating Committee will consider nominees for director recommended by stockholders who (i) are entitled to vote at a meeting of stockholders; (ii) comply with EVEREN's By-Laws provisions summarized below; and (iii) are stockholders of record at the time the required notice is delivered to the Secretary of EVEREN. EVEREN's By-Laws require that notice of a nominee to be proposed by a stockholder for election at an annual meeting must be delivered to the Secretary of EVEREN at EVEREN's principal executive offices not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting. The notice must include all information relating to the stockholder's nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee's written consent to be named in the proxy statement as a nominee and to serve as a director if elected). The notice must also include the name and address of the stockholder submitting the proposed nominee as such information appears on EVEREN's stock records, and the class and number of shares of EVEREN stock owned by such person.

                           COMPENSATION OF DIRECTORS

    Directors who do not receive compensation as officers or employees of EVEREN are paid an annual retainer of $17,500, a fee of $2,500 paid in Common Stock for each meeting of the Board of Directors attended, and a cash fee of $1,000 for each committee meeting attended. The Compensation Committee is authorized to determine the amount of the annual retainer to be paid in Common Stock. Such directors are also reimbursed for reasonable travel and related expenses.

    EVEREN's 1995 Non-employee Directors Plan provides non-employee directors with incentives to improve EVEREN's performance by increasing their level of stock ownership and provides additional means of attracting and retaining non-employee directors through the issuance of Common Stock and the granting of non-qualified stock options. The 1995 Non-employee Directors Plan provides that, immediately following the date of each meeting of the Board of Directors, each non-employee director will receive a portion of his/her annual retainer in Common Stock. In addition, the 1995 Non-employee Directors Plan provides for an automatic grant of non-qualified stock options to purchase 3,000 shares of Common Stock following each annual meeting of stockholders. Participation in the 1995 Non-employee Directors Plan by non-employee directors is mandatory.

    The number of shares of Common Stock to be issued to each non-employee director for each board meeting is determined by dividing the per share fair market value of the Common Stock (as determined in good faith by the Board of Directors) into $2,500.

    EVEREN has adopted a Non-Employee Directors' Voluntary Deferred Compensation Plan. This plan allows non-employee directors to voluntarily defer the receipt of any cash payment of fees for the then-current fiscal year by making an irrevocable election prior to the beginning of each calendar year. Fees deferred under this nonqualified deferred compensation plan are deferred over a stated period and are credited with interest at the end of each calendar year at a rate as determined by the Board of Directors.

    To foster the role of the EVEREN Foundation, non-employee directors may request the Foundation to make matching contributions of no more than $5,000 per calendar year to qualified charitable organizations.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following tables set forth certain information regarding the compensation paid or accrued by EVEREN to or for the account of the Chief Executive Officer and each of the four most highly compensated executive officers of EVEREN for services rendered in all capacities during EVEREN's fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                         -----------------------
                                                                                                 AWARDS
                                                          ANNUAL COMPENSATION            -----------------------
                                                ---------------------------------------  RESTRICTED     STOCK
                                                                          OTHER ANNUAL     STOCK     UNDERLYING     ALL OTHER
                                                                          COMPENSATION     AWARDS      OPTIONS    COMPENSATION
    NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)(1)      ($)(2)      ($)(3)(4)     (#)(5)        ($)(6)
-----------------------------------  ---------  ----------  ------------  -------------  ----------  -----------  -------------

James R. Boris.....................       1998  $  500,000  $  1,000,000    $  45,219    $  617,041     101,781    $    37,500
  Chairman of the Board and               1997     500,000     1,000,000       65,989       598,683     356,675         38,187
  Chief Executive Officer                 1996     500,000     1,027,500       72,355       484,452      92,312      2,621,554

Stephen G. McConahey...............       1998     385,000       866,250       36,446       356,329           0         22,750
  President and                           1997     385,000       525,000       62,116       314,298     229,755         28,000
  Chief Operating Officer                 1996     385,000       735,000       56,385       385,725      52,836      2,096,179

David M. Greene....................       1998     275,000       618,750       35,108       127,264      20,992         18,594
  Senior Executive                        1997     250,000       468,750       67,396        93,542      33,855         17,031
  Vice President                          1996     250,000       431,250       52,576       183,439      32,316         32,491

Thomas R. Reedy....................       1998     275,000       562,500       28,035       231,369           0         17,657
  Senior Executive Vice                   1997     250,000       431,250       63,298       129,074      29,070         15,625
  President                               1996     250,000       375,000       37,994       167,239      31,230         32,151

Stanley R. Fallis..................       1998     250,000       318,750       18,238       131,120           0        782,980
  Senior Executive                        1997     250,000       300,000            0       119,737           0         13,281
  Vice President                          1996     250,000       281,250       50,231       152,927      29,000         30,285

----------

NOTES:

(1) For 1998, the amounts shown in this column reflect the annual incentive bonus paid after 25% of such bonus was deferred, as well as any additional amount voluntarily deferred, as required under the 1996 Restricted Stock Incentive Plan. The 1996 Restricted Stock Incentive Plan is a broad-based equity compensation plan in which all bonus-eligible and commissioned employees may participate.

(2) The amounts disclosed in this column include the taxable benefits of various incentive trips the named executive participated in during 1998.

(3) Amounts shown in this column reflect awards granted for 1998 performance under the provisions of the 1996 Restricted Stock Incentive Plan. Under this broad-based stock ownership plan, 25% of any incentive award is mandatorily deferred in restricted shares of Common Stock priced at 80% of the fair market value of one share of Common Stock. In lieu of the restricted Common Stock, participants in this plan may elect to purchase a calculated number of shares under a non-qualified stock option. Awards for 1998 have been valued for this table using closing prices on the dates of such awards. Shares granted for 1998 performance vest three years following the grant date and in accordance with the 1996 Restricted Stock Incentive Plan.

(4) The aggregate number and value of restricted shares of Common Stock held by persons named in this table as of December 31, 1998 (inclusive of shares awarded in 1999 for 1998 performance) are as follows: Mr. Boris, 115,241 shares, $2,621,733; Mr. McConahey, 75,720 shares, $1,722,630; Mr. Greene,
    31,778 shares, $722,950; Mr. Reedy, 36,305 shares, $825,939 and Mr. Fallis,
    29,931 shares, $680,930.

(5) Stock options displayed for 1998 relate to options issued to each named executive from the mandatory, or additional voluntary, deferral of their 1998 annual incentive bonus under the 1996 Restricted Stock Incentive Plan. The non-qualified stock options granted to each named executive in January 1999 for 1998 performance will become fully exercisable after three years.

(6) The amounts reported in this column for 1998 include the amounts of employer contributions allocated to the accounts of the named executives under EVEREN's 401(k) and Employee Stock Ownership and Supplemental Deferred Compensation Plans. The amounts reported in this column for 1998 also include a one-time severance payment to Mr. Fallis in connection with his retirement as Chief Executive Officer of EVEREN Clearing LLC following the sale of 80% of that entity by EVEREN. See "Employment Agreements." For 1996, amounts reported in this column reflect the one-time payment of the special KSOP loan payoff bonus provisions of Messrs. Boris' and McConahey's 1995 Employment Agreements.

                             OPTION GRANTS IN 1998

                                                                      INDIVIDUAL GRANTS
                                                          ------------------------------------------
                                                                           % OF TOTAL
                                                            NUMBER OF        OPTIONS
                                                              SHARES       GRANTED TO
                                                            UNDERLYING      EMPLOYEES    EXERCISE OR                GRANT DATE
                                                 GRANT       OPTIONS        IN FISCAL    BASE PRICE   EXPIRATION     PRESENT
                    NAME                         DATE     GRANTED (#)(1)     YEAR(2)      ($/SH)(3)      DATE        VALUE(4)
---------------------------------------------  ---------  --------------  -------------  -----------  -----------  ------------
James R. Boris...............................    1/20/99       101,781           10.2%    $ 24.5625      1/20/09   $  1,445,485

David M. Greene..............................    1/20/99        20,992            2.2%    $ 24.5625      1/20/09        298,127

---------

(1) Options granted January 20, 1999 at $24.5625 were made in accordance with the voluntary option purchase provision and excess bonus provision of the 1996 Restricted Stock Incentive Plan. The options reported in this table are subject to certain service-based, scheduled vesting whereby one-third of the shares become eligible for vesting on each anniversary of the date of the grant. In addition, the options disclosed in this table, if not fully exercised, automatically become fully exercisable upon a "change of control" of EVEREN, as defined in the award documents and provisions of EVEREN's various stock ownership plans.

(2) For 1998, based on 957,604 shares.

(3) For January 20, 1999, the $24.5625 option price was determined based on the average closing price of the ten consecutive trading days ending January 15, 1999 in accordance with the 1996 Restricted Stock Incentive Plan.

(4) Reflects the value of option grants using a modified Black-Scholes option pricing model. The assumptions used for the variables in the model were: 33% volatility; 7.0% risk free rate of return; a 0.28% dividend yield (which was the dividend yield as of the date of the grants); and a 10-year option term (which is the term of the option when granted). The actual gain executives may realize on the option grants will depend on the future price of the Common Stock and cannot be accurately forecast by any option pricing model.

                      AGGREGATED OPTION EXERCISES IN 1998
                       AND OPTION VALUES AT YEAR-END 1998

                                                                                  NUMBER OF         VALUE OF UNEXERCISED
                                                                             UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                    SHARES                     AT FY-END(#)(1)        AT FY-END($)(2)
                                                  ACQUIRED ON      VALUE        EXERCISABLE/            EXERCISABLE/
                     NAME                         EXERCISE(#)   REALIZED($)     UNEXERCISABLE          UNEXERCISABLE
-----------------------------------------------  -------------  -----------  -------------------  ------------------------
James R. Boris.................................       --            --          626,539/433,216   $   6,808,723/$3,666,919
Stephen G. McConahey...........................       --            --          412,720/197,462        4,480,685/2,369,844
David M. Greene................................       --            --           10,540/155,802          120,458/1,483,619
Thomas R. Reedy................................       --            --            9,816/144,784          111,802/1,459,655
Stanley R. Fallis..............................        9,000     $ 137,647           333/78,667            3,611/1,307,713

---------

(1) Includes options granted on January 20, 1999 under the 1996 Restricted Stock Incentive Plan for 1998 performance. Reflects non-qualified stock options that became exercisable following Mr. Fallis' retirement in 1999.

(2) Based on the last sale price of Common Stock of $22.75 at December 31, 1998 if less, and the respective exercise price of these options.

                             EMPLOYMENT AGREEMENTS

    EVEREN has entered into employment agreements with seven of its current senior executives (each a "Senior Executive"), including each of Messrs. Boris, McConahey, Greene and Reedy, that provide for them to be employed as executive officers of EVEREN. The following is a summary of the main features of the employment agreements.

    The employment agreements provide for each Senior Executive to receive a base salary and annual bonus (as a percentage of base salary) based principally on EVEREN's achievement of such performance standards as the Board of Directors may determine. The Board of Directors has the right to increase such base salaries and annually reviews and re-establishes bonus levels for the following year. Certain portions of such bonuses may be paid in restricted stock or other securities of EVEREN subject to applicable vesting requirements as the Board of Directors may determine.

    Pursuant to the employment agreements, the Senior Executives are employed at will. However, if EVEREN were to terminate a Senior Executive other than for Cause (as defined), or if a Senior Executive were to resign his or her employment for Good Reason (as defined), the Senior Executive would be entitled to receive a severance payment (in lieu of any benefits to which he or she might otherwise be entitled under any severance or similar plan or program of EVEREN) as follows:

    Messrs. Boris and McConahey would be entitled to receive a severance payment equal to the sum of (i) two times their annual base salary plus two times their target bonus at the time of such termination; plus (ii) a pro rata target bonus for the year in which such termination takes place; plus (iii) any unpaid annual bonus attributable to any prior year, provided that for such purposes Mr. Boris' target bonus will be not less than 200% of his base salary and Mr. McConahey's target bonus will be not less than 150% of his base salary.

    Each of the other Senior Executives would be entitled to receive an amount equal to the sum of (i) twelve months' base salary as of the date of the Senior Executive's termination (or as of any date within the preceding twelve months, if higher); provided, however, that if the Senior Executive has completed more than twelve years of service with EVEREN, the Senior Executive shall receive one additional month of base salary for each year of service in excess of twelve years not to exceed a total of twenty-four months' base salary; plus (ii) the Senior Executive's target bonus at the date of such termination; plus (iii) a pro-rated target bonus for the year in which the termination occurs; plus (iv) any unpaid bonus attributable to the preceding year.

    If any Senior Executive's employment is terminated by EVEREN other than for Cause or is terminated by the Senior Executive for Good Reason or is terminated due to the Senior Executive's death, any stock options, restricted stock or other equity interests in EVEREN's stock previously granted to the Senior Executive shall become fully vested on the Senior Executive's termination date provided that such accelerated vesting is not prohibited by law.

    If Mr. Boris' or Mr. McConahey's employment is terminated by that Senior Executive for Good Reason or by EVEREN other than for Cause within two years following a Change of Control (as defined), or if Mr. Boris' or Mr. McConahey's employment is terminated by EVEREN other than for Cause prior to a Change of Control involving the acquisition of the Company and the termination is made at the request of the buyer, EVEREN will pay an amount equal to the sum of (i) three years' base salary as of the date of such termination (or as of any date within the preceding twelve months, if higher); plus (ii) three times their respective maximum bonus at the date of such termination, provided that for such purposes, Mr. Boris' maximum bonus will be not less than 400% of his base salary and Mr. McConahey's maximum bonus will be not less than 300% of his base salary; plus (iii) a pro-rated target bonus for the year in which the termination occurs; plus (iv) any unpaid annual bonus attributable to the preceding year. In addition, Mr. Boris and Mr. McConahey are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986 (the "Code") if any of the payments listed in this paragraph are classified as an "excess parachute payment" as defined in Section 280G of the Code.

    If any of the other Senior Executives' employment is terminated by that Senior Executive for Good Reason or by EVEREN other than for Cause within two years following a Change of Control, or if any of the other Senior Executives' employment is terminated by EVEREN other than for Cause prior to a Change of Control involving the acquisition of EVEREN and the termination is made at the request of the buyer, EVEREN will pay to that Senior Executive an amount equal to the sum of (i) two years' base salary as of the date of that Senior Executive's termination (or as of any date within the preceding twelve months, if higher); plus (ii) two times that Senior Executive's maximum bonus at the date of such termination; plus (iii) a pro-rated target bonus for the year in which the termination occurs; plus (iv) any unpaid annual bonus attributable to the preceding year. In addition, the other Senior Executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Code if any of the payments listed in this paragraph are classified as an "excess parachute payment" as defined in Section 280G of the Code.

    In the case of death, the Senior Executive's estate would receive payments under the employment agreements of an amount equal to three months' base salary (six months in the case of Messrs. Boris and McConahey) plus a pro-rated target bonus through the date of death.

    In connection with the sale by EVEREN of an 80% interest in EVEREN Clearing LLC to a third party, Mr. Fallis announced his retirement from EVEREN effective January 31, 1999. Pursuant to the terms of his employment agreement, Mr. Fallis' retirement constitutes resignation for Good Reason and, accordingly, Mr. Fallis received severance benefits described above, including a cash payment in the amount of $750,000.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    THE FOLLOWING REPORT AND PERFORMANCE GRAPHS INCLUDED IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE CONSIDERED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVEREN FILING, EXCEPT TO THE EXTENT EVEREN SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPHS BY REFERENCE THEREIN.

    The following report summarizes EVEREN's executive compensation philosophy and discusses the factors considered by the Compensation Committee when determining the compensation of EVEREN's Chief Executive Officer and other executive officers for its 1998 fiscal year.

EXECUTIVE COMPENSATION OVERVIEW

    The Compensation Committee believes that the balance between the short and long term interests of its stockholders is best achieved through executive compensation programs that provide for significant annual cash incentives and broad-based stock ownership opportunities. Under this compensation philosophy, the Committee expects that a high proportion of total cash compensation should be at risk based on annual company performance, while long-term compensation is tied directly to stock price appreciation.

    To ensure that the Company's employee and executive compensation programs support this philosophy, the Committee regularly reviews data from commercially-available compensation surveys, peer company proxy statements (many of which are included in the performance graph), and when necessary independent third party consultants. This ongoing review of compensation and performance data ensures that total compensation levels are appropriate, competitive and performance-based.

    Finally, the Committee believes that the Company's most direct competition for executive talent is not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Therefore, the compensation peer group is not the same as the peer group index used in the performance graph in this proxy statement.

ELEMENTS OF EXECUTIVE COMPENSATION

    EVEREN's executive compensation program consists of four elements: base salary, annual incentive awards, long term incentive awards and benefits/perquisites.

  BASE SALARIES.

    The Compensation Committee determines adjustments to base salaries after considering EVEREN's and the executive's performance, relevant labor market adjustments, as well as EVEREN's ability to adjust base salaries. By design, base salaries reflect the smallest component of EVEREN's executive compensation programs. For 1998, the Committee approved a ten-percent increase to the base salaries of Messrs. Greene and Reedy.

  ANNUAL INCENTIVE COMPENSATION.

    The annual incentive compensation opportunity established for each executive is designed to improve EVEREN's annual operating performance by rewarding the achievement of progressively more challenging annual performance objectives. Annual bonuses are awarded in accordance with the shareholder-approved Senior Management Incentive Compensation Plan (the "SMICP").

    Under the SMICP, various strategic goals are established by the Committee at the beginning of the year as well as "minimum", "target" and "maximum" annual bonus opportunities for each executive officer. The amount of any annual bonus opportunity the executive may receive is based on the Committee's assessment of
(a) the relative importance of each objective, and (b) results compared to each performance objective.

    Certain portions of such annual bonuses may be paid in restricted stock or other securities of EVEREN, subject to applicable vesting requirements, as the Compensation Committee may determine.

  LONG TERM INCENTIVES.

    Subject to the general eligibility and vesting provisions of the 1995 Stock Plan and the 1996 Restricted Stock Incentive Plan, and the availability of shares of Common Stock reserved under those plans, each executive may receive a periodic award of Common Stock to more closely align management's interests with stockholders, as well as pay a meaningful portion of annual incentive compensation in the form of EVEREN Common Stock. In 1998, Messrs. Boris, McConahey, Greene, Reedy and Fallis had a portion of their annual bonus mandatorily and/or voluntarily deferred and paid in restricted stock and/or an award of a non-qualified stock option under the terms of the Restricted Stock Incentive Plan.

  BENEFITS/PERQUISITES.

    The Compensation Committee reviews, from time to time, the appropriateness of providing certain benefits and perquisites to executive officers. Executives currently participate in the EVEREN 401(k) and Employee Stock Ownership Plan, its Supplemental Deferred Compensation Plan and certain expense account allowances, tax and financial planning services, and other special liability insurance.

PROCEDURES FOR THE CHIEF EXECUTIVE OFFICER'S 1998 COMPENSATION

    BASE SALARY. The Compensation Committee considered (a) Mr. Boris' total compensation opportunities at the beginning of the fiscal year and (b) the relative mix of base salary and incentive compensation in peer group companies, and based on (a) and (b) determined not to make any adjustments to Mr. Boris' base salary.

    OBJECTIVE PERFORMANCE GOALS ESTABLISHED FOR 1998. In accordance with the SMICP, and prior to the beginning of the 1998 fiscal year, the Compensation Committee established seven performance objectives for Mr. Boris in order to reward achievements which would increase EVEREN's strategic and operating performance. The seven performance objectives were: consolidated net income, return on equity, non-money market assets attributed to Mentor, Inc. Funds, non-compensation expenses as a percent of net revenue, relative increase in fee revenues as a percent of fixed expense, relative performance to peer group companies' return on net revenue, and compensation and benefit expenses as a percent of net revenue.

    DETERMINING MR. BORIS' 1998 ANNUAL BONUS. At the end of the 1998 fiscal year, the Compensation Committee reviewed EVEREN's strategic and operating results and certified the performance achieved with respect to each pre-established goal. Based on the results achieved, as well as the incentive opportunities the Compensation Committee established for Mr. Boris under the SMICP at the beginning of the fiscal year, the Compensation Committee determined that Mr. Boris should receive the maximum annual incentive award of 400% of his 1998 base salary, or $2,000,000.

    LONG TERM INCENTIVE AWARDS. In accordance with the terms of the Restricted Stock Incentive Plan, Mr. Boris was required to defer 25% of the 1998 annual incentive award in shares of restricted Common Stock. In addition to the mandatory deferral of his 1998 cash bonus, Mr. Boris made a voluntary election (prior to the beginning of calendar year 1999 and before his annual bonus was approved by the Committee), to defer an additional 25% of any annual cash bonus under the "excess bonus" provisions of the Restricted Stock Incentive Plan.

    As a result of his participation elections in the Restricted Stock Plan, Mr. Boris voluntarily exchanged a total of $1,000,000 of his 1998 bonus for 25,445 shares of restricted Common Stock and a grant of a non-qualified stock option to acquire 101,781 shares of Common Stock with an exercise price of $24.5625 (the average closing price of the ten consecutive trading days ending January 15,
1999). The Committee notes that this was the second consecutive calendar year that Mr. Boris voluntarily elected to defer a substantial portion of his cash compensation in exchange for a non-qualified stock option with an exercise price equal to the fair market value of Common Stock on the date he would have received the cash bonus.

COMPLIANCE WITH SECTION 162(M)

    Section 162(m) of the Code establishes a limit on corporate deductions of $1,000,000 for compensation paid to any executive. This limit is eliminated if certain conditions are met. Because the annual incentive awards paid to EVEREN executives were determined in accordance with the Senior Management Incentive Compensation Plan (approved by stockholders at the 1997 Annual Meeting of Stockholders), the Compensation Committee believes the compensation paid will meet the criteria for deductibility pursuant to Section 162(m) of the Code.

                                          THE COMPENSATION COMMITTEE

                                          William T. Esrey, Chairman
                                          James J. O'Connor
                                          William C. Springer
                                          Donna F. Tuttle

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on EVEREN's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and an index prepared by EVEREN using firms included in the Financial Services Analytics' Composite Brokerage Stock Index. The graph assumes a $100 investment made on October 8, 1996 (the date EVEREN's Common Stock was first publicly traded) and reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DATE      EVR INDEX   PEER INDEX    S&P INDEX
10/8/96           $100         $100         $100
12/31/96          $112         $117         $106
6/30/97           $158         $160         $128
12/31/97          $241         $216         $142
6/30/98           $286         $270         $167
12/31/98          $234         $243         $182

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee was an officer or employee of EVEREN or any of its subsidiaries, and no "compensation committee interlocks" (as defined by the Securities and Exchange Commission) existed during the last fiscal year.

                                STOCK OWNERSHIP

    The following table sets forth certain information with respect to beneficial ownership of EVEREN's Common Stock as of February 26, 1999 by (i) each named executive officer, (ii) each holder of more than five percent of EVEREN's Common Stock and (iii) all directors and executive officers as a group.

                                                     NUMBER OF SHARES OF
                                                        COMMON STOCK        PERCENTAGE OF SHARES
                                                     BENEFICIALLY OWNED        OF COMMON STOCK
    NAME AND ADDRESS OF BENEFICIAL OWNER (1)               (2)(3)            BENEFICIALLY OWNED
-------------------------------------------------  -----------------------  ---------------------
James R. Boris...................................        1,335,745(4)(5)(6)             3.7%
Stephen G. McConahey.............................          883,352(7)(8)(9)             2.5%
William T. Esrey.................................           10,561                        *
Donald P. Jacobs.................................              829                        *
Jack Kemp........................................            2,550                        *
Homer J. Livingston, Jr..........................           19,187                        *
James O'Connor...................................            7,404                        *
Samuel K. Skinner................................            1,829                        *
William C. Springer..............................           19,891                        *
Donna F. Tuttle..................................            1,223                        *
Stanley R. Fallis................................          152,687                        *
David M. Greene..................................          163,947(10)                    *
Thomas R. Reedy..................................          146,458                        *
Chase Manhattan Bank, not in its individual or
  corporate capacity but solely as trustee of the
  KSOP, 770 Broadway--10th Floor New York, NY
  10003..........................................       17,897,827                     50.5%
All directors and executive officers as a group
  (17 persons, including the above)..............        3,014,294                      8.2%

---------

   *Less than 1% of the shares outstanding.

(1) Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o EVEREN Capital Corporation, 77 West Wacker Drive, Chicago, Illinois 60601.

(2) Included in the shares noted above as being beneficially owned by EVEREN's executive officers are the following shares that are owned of record by Chase Manhattan Bank as trustee of the KSOP: Mr. Boris, 75,385 shares; Mr. McConahey, 71,180 shares; Mr. Fallis, 43,348 shares; Mr. Greene, 69,638 shares; Mr. Reedy, 54,920 shares; and all executive officers as a group, 394,658 shares. These shares are also included in the number of shares shown above as being beneficially owned by Chase Manhattan Bank and are subject to the voting arrangement described below.

(3) Includes shares that may be acquired presently or within 60 days after February 26, 1999 by exercise of stock options as follows: Mr. Boris (690,862 shares), Mr. McConahey (445,280 shares), Mr. Esrey (750 shares), Mr. Livingston (750 shares), Mr. Springer (750 shares), Mr. Fallis (79,000 shares), Mr. Greene (43,653 shares), Mr. Reedy (39,015 shares), and all directors and executive officers as a group (1,344,530 shares).

(4) Includes 2,800 shares held by Mr. Boris' wife and 1,000 shares held for the benefit of one child.

(5) Does not include 23,000 shares held by a private charitable foundation over which Mr. Boris has voting and investment discretion. These shares are noted pursuant to the requirements of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Boris disclaims any beneficial interest in these shares.

(6) Includes 438,562 shares held by a family limited partnership of which Mr. Boris, his wife and an "S" corporation owned by Mr. Boris' four children are general partners and of which Mr. Boris, his wife and Mr. Boris' four children are limited partners. Mr. Boris disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited partnership.

(7) Includes 700 shares held for the benefit of one child.

(8) Does not include 16,216 shares held by a private charitable foundation over which Mr. McConahey has voting and investment discretion. These shares are noted pursuant to the requirements of Rule 13d-3(d)(1) under the Exchange Act. Mr. McConahey disclaims any beneficial interest in these shares.

(9) Includes 222,208 shares held by a family limited liability company of which Mr. McConahey is the managing member. Mr. McConahey disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the family limited liability company

(10) Includes 18,878 shares held by Mr. Greene's wife.

    The shares of Common Stock referenced above as being beneficially owned by Chase Manhattan Bank are specifically allocated to participants' accounts in the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (the "KSOP"). Participants in the KSOP who receive this Proxy Statement in their capacity as participants in the KSOP will receive a voting instruction form in lieu of a proxy, which will allow them to direct the voting of the shares of Common Stock allocated to their KSOP accounts. If a participant fails to direct Chase Manhattan Bank (the "KSOP Trustee") as to how to vote the shares allocated to the participant's KSOP account, then the KSOP Trustee will vote those shares, together with unallocated shares, in the same proportion as the KSOP Trustee was directed by the other participants who gave voting directions. Notwithstanding the foregoing, however, the KSOP Trustee will in all cases exercise its independent judgment in voting shares of Common Stock if doing so is necessary to satisfy its ERISA fiduciary obligations.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires EVEREN's directors and executive officers and persons who own more than 10% of a registered class of EVEREN's equity security, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock. Based solely on review of the copies of such reports furnished to EVEREN or written representations that no other reports were required, EVEREN believes that, during the 1998 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) three reports, covering an aggregate of three transactions, were filed late by Mr. McConahey; (ii) one report, covering one transaction, was filed late by Thomas D. Lux; and (iii) one report, covering one transaction, was filed late by Daniel D. Williams.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    EVEREN, through one of its subsidiaries, extends credit as margin loans in the ordinary course of its business to certain directors, officers and employees of EVEREN, as well as to members of their immediate families. During 1998, there were outstanding balances for margin loans to some of these individuals. Such extensions of credit have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated third parties, and did not involve more than normal risk of collectibility or present other unfavorable features.

                                PROPOSAL NO. 2:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Deloitte & Touche LLP as independent accountants to examine the consolidated financial statements of EVEREN for the year ending December 31, 1999 and to perform other appropriate accounting services. This firm has served as EVEREN's independent accountants since October 1995.

    A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP as EVEREN's independent accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting. The representative will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS.

                                 OTHER BUSINESS

    As of March 31, 1999, the Board of Directors does not know of any other business to be acted upon at the meeting. However, if any matters other than those referred to above properly come before the meeting, the persons named in the proxy card intend to vote on such matters in accordance with their best judgment.

                               VOTING PROCEDURES

    It is intended that proxies solicited by the Board, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

    With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted.

    With the exception of the election of directors, which requires a plurality of the votes cast, EVEREN's By-Laws provide that the affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of each proposal presented in this proxy statement. Abstentions and withheld votes will not be considered "votes cast" and will be excluded entirely from the vote and will have no effect.

    Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners, but are not permitted to vote on certain other matters in the absence of such instructions. The withholding of a vote on a matter by a broker who has not received instructions and is not otherwise permitted to vote on such matter is known as a "broker non-vote." Accordingly, broker non-votes will not be considered "votes cast" with respect to any matter to be considered at the Annual Meeting and will have no effect on the outcome of the vote on such matter.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals intended to be presented at the next annual meeting in 2000 must be received by the corporate secretary of EVEREN, 77 West Wacker Drive, Chicago, Illinois 60601, no later than December 2, 1999 to be considered for inclusion in EVEREN's proxy statement and proxy card relating to that meeting.

    A stockholder that intends to present business at the 2000 annual meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in EVEREN's By-Laws. To bring business before an annual meeting, EVEREN's By-Laws require, among other things, that the stockholder submit written notice thereof complying with the By-Laws, to the corporate secretary not less than sixty days or more than ninety days prior to the first anniversary of the preceding year's annual meeting. Therefore, EVEREN must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than February 6, 2000 and no later than March 7, 2000. If the notice is received before February 6, 2000 or after March 7, 2000, it will be considered untimely and EVEREN will not be required to present such proposal at the 2000 annual meeting.

                                          Janet L. Reali

                                          CORPORATE SECRETARY
                                          March 31, 1999

PROXY                                                                PROXY

                         EVEREN CAPITAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James R. Boris, Janet L. Reall and Arthur
J. McGivern, and each of them, each with full power to act without the others, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of EVEREN Capital Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the 1999 Annual Meeting of Stockholders to be held on May 6, 1999 or any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side. The proxies, in their discretion, may vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and on other matters which may properly come before the 1999 Annual Meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW AND AS RECOMMENDED BY THE BOARD OF DIRECTORS.

         PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

               (Continued and to be signed on reverse side.)

               EVEREN CAPITAL CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR all proposals.

1. Election of Directors--
   NOMINEES: James R. Boris, William T. Esrey,
   Donald P. Jacobs, Jack Kemp, Homer J. Livingston, Jr.,
   Stephen G. McConahey, James J. O'Connor, Samuel K. Skinner,
   William C. Springer and Donna F. Tuttle

   For       Withhold     For All
   All          All       Except the following nominee(s)
                                 (Write name below)
    O           O          O
                                -----------------------------------------------

                             2. Ratification of appointment of Deliotte &
                                Touche LLP as independent accountants for 1999

                                For           Against         Abstain
                                 O               O               O

                             3. To consider and act upon such other matters
                                as may properly come before the meeting or any adjournments thereof

                                IMPORTANT--This Proxy must be signed and dated
                                           below

                                           Dated:
                                                  -----------------------------


                                Signature(s)
                                            -----------------------------------

                                -----------------------------------------------
                                Please sign exactly as name appears hereon.
                                When signing as attorney, executor,
                                administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporation or partnership name by an authorized officer or person.


                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.

          PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                         USING THE ENCLOSED ENVELOPE.